                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016

                              PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

      and supplemented by the Prospectus Supplements, dated April 17, 2000,
          May 12, 2000, June 26, 2000, July 20, 2000, August 15, 2000,
                            and September 7, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

         The Prospectus Supplement, dated August 15, 2000, is hereby amended to correctly state that the John D. Holley Revocable Trust, John D. Holley TTEE (the "John Holley Trust") sold the following number of shares of our common stock on the dates provided below:

o        1,000 shares on August 9, 2000; and           o        1,000 shares on August 11, 2000.

         The John Holley Trust sold the following number of shares of our common stock on the dates provided below:

o        2,000 shares on September 5, 2000;            o        2,000 shares on September 13, 2000;
o        2,000 shares on September 7, 2000;            o        2,000 shares on September 15, 2000; and
o        2,000 shares on September 8, 2000;            o        19,687 shares on September 18, 2000.

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the John Holley Trust beneficially owned 0 shares.

         The Philip S. Holley Revocable Trust, Philip S. Holley TTEE (the "Philip Holley Trust") sold the following number of shares of our common stock on the dates provided below:

o        2,000 shares on September 5, 2000;            o        2,000 shares on September 13, 2000;
o        2,000 shares on September 7, 2000;            o        2,000 shares on September 15, 2000; and
o        2,000 shares on September 8, 2000;            o        19,987 shares on September 19, 2000.

         These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Philip Holley Trust beneficially owned 0 shares.

         On September 21, 2000, the closing price per share of our common stock on the New York Stock Exchange was $8.38.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus Supplement is September 22, 2000.